UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities
pursuant to Section 12 (b) or (g) of the Securities Exchange Act of 1934

Adeza Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	77-0054952 (IRS Employer Identification No.)

1240 Elko Drive, Sunnyvale, California (Address of principal executive offices)	94089 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Not applicable	Name of each exchange on which each class is to be registered Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-118012 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

     A description of the Common Stock, par value $0.001 per share, of Adeza Biomedical Corporation (the “Registrant”) to be registered hereunder is contained under the caption “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 6, 2004, as amended on September 22, 2004, October 27, 2004, November 24, 2004 and December 6, 2004 (SEC File No. 333-118012), and by any other amendments to such Registration Statement on Form S-1 (collectively, the “Registration Statement”) and any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, each of which is hereby incorporated by reference.

Item 2. Exhibits

The following exhibits are filed as a part of this registration statement:

1.1	Specimen certificate for Registrant’s Common Stock — incorporated herein by reference to Exhibit 4.1 to the Registration Statement (as defined above).
2.1	Amended and Restated Certificate of Incorporation — incorporated herein by reference to Exhibit 3.1 to the Registration Statement.
2.2	Form of Amended and Restated Certificate of Incorporation to be effective upon the completion of the offering — incorporated herein by reference to Exhibit 3.2 to the Registration Statement.
2.3	Bylaws — incorporated herein by reference to Exhibit 3.3 to the Registration Statement.
2.4	Form of Amended and Restated Bylaws to be effective upon the completion of the offering — incorporated herein by reference to Exhibit 3.4 to the Registration Statement.
2.5	Investor’s Rights Agreement dated September 19,
2001 between the Registrant and certain holders of the Registrant’s securities — incorporated herein by reference to Exhibit 10.4 to the
Registration Statement.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 6, 2004	ADEZA BIOMEDICAL CORPORATION
	By:	/s/ EMORY V. ANDERSON
Emory V. Anderson
President and Chief Executive Officer